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                                                                  EXHIBIT 10.113


                               SUBORDINATED NOTE


     This Note has not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred in the absence of such registration or an exemption therefrom under such Act or any applicable state securities laws. Furthermore, this Note may be sold or otherwise transferred only in compliance with the conditions specified in the Note Purchase Agreement referred to hereinafter, a complete and correct copy of which is available for inspection at the principal office of IMPAC Group, Inc. and will be furnished without charge to the holder of this Note upon written request.


$4,900,000                                                     November 17, 1999


     IMPAC GROUP, INC., a Delaware corporation (hereinafter called the "Company"), for value received, hereby promises to pay to HERITAGE FUND II
 -------
INVESTMENT CORPORATION, a Delaware corporation ("Payee"), or its registered
                                                 -----
assigns, the entire principal amount of FOUR MILLION NINE HUNDRED THOUSAND DOLLARS ($4,900,000), payable in the amounts and at the times specified in
Section 3 of the Note Purchase Agreement (as hereinafter defined) and with a final maturity on March 31, 2006 (the "Maturity Date"), and to pay interest on
                                       -------------
the unpaid principal amount hereof from the date hereof until and including the payment in full of the unpaid principal amount hereof, such interest accruing and compounding at the rate per annum set forth in Section 3.4(a) of the Note Purchase Agreement (as hereinafter defined) (computed on the basis of actual number of days elapsed and a 360-day year). The Company hereby promises to pay such interest on the dates specified in the Note Purchase Agreement (as hereinafter defined) until the obligation of the Company with respect to the payment thereof shall be discharged. All payments of principal and interest hereof shall be made in lawful money of the United States of America to the account of the holder hereof upon presentation hereof at such address of the holder hereof as such holder shall have designated to the Company in writing.

     This Note is the Note of the Company issued pursuant to the Note Purchase Agreement, dated as of November 17, 1999 (the "Note Purchase Agreement"),
                                               -----------------------
between the Company and the Payee. The holder of this Note is entitled to enforce the provisions of
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                                      -2-

the Note Purchase Agreement and to enjoy the benefits thereof to the extent provided therein and is subject to the obligations thereunder as a holder of a Note.

     The Company shall be permitted, at certain times and under certain circumstances, to prepay all or any portion of this Note, together with all accrued and unpaid interest thereon, and the maturity hereof may be accelerated by the holder of the Note outstanding following an Event of Default (as defined in the Note Purchase Agreement), all as provided in the Note Purchase Agreement, to which reference is made for the terms and conditions of such provisions as to prepayment and acceleration. No mandatory prepayments of this Note are required.

     Any transfer of this Note permitted in accordance with the transfer restriction provisions set forth in the Note Purchase Agreement is registrable on the note register of the Company upon presentation at the principal office of the Company accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, or on behalf of, the holder hereof. This Note may also be exchanged at such office for one or more Notes in any authorized denominations, as requested by the holder, of a like aggregate unpaid principal amount. Except as permitted in the Note Purchase Agreement, this Note may not be transferred, negotiated or assigned.

     Prior to due presentment for registration of transfer, the Company and any agent of the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal and interest as herein provided and for all other purposes.

The holder of this Note, by acceptance hereof, agrees with the Company that this Note and all payments hereunder shall be subordinate and junior in right of payment to the prior payment in full in cash of all Senior Debt (as defined in the Note Purchase Agreement) to the extent and in the manner provided in the Note Purchase Agreement.

     All indebtedness of the Company evidenced by this Note is a general unsecured obligation of the Company and shall be pari passu in right of payment
                                                 ----------
to the Indebtedness (as defined in the Note Purchase Agreement) of the Company evidenced by the Senior Subordinated Notes (as defined in the Note Purchase Agreement).
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                                      -3-

     This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with such laws.

                                             IMPAC GROUP, INC.


                                             By:    /s/ David C. Underwood
                                                ---------------------------
                                                  Name:  David C. Underwood
                                                  Title: Chief Financial Officer